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                                                                     EXHIBIT 5.1



                                 August 17, 2000

Juniper Networks, Inc.
1194 North Mathilda Avenue
Sunnyvale, CA 94089


     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     I have examined the Registration Statement on Form S-3 to be filed by Juniper Networks, Inc. (the "Company") with the Securities and Exchange Commission on August 18, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 462,256 shares of the Company's common stock (the "Shares"), all of which are authorized and have been previously issued to the selling stockholders named therein in connection with the acquisition by the Company of Layer 5, the acquisition by the Company of Pacific Advantage Limited and pursuant to the authorization of the Company's Board of Directors to issue shares of common stock to the Community Foundation Silicon Valley. The Shares are to be offered by the selling stockholders for sale to the public as described in the Registration Statement.

     I am of the opinion that all proper corporate proceedings have been taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, such that the Shares, when sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the registration statement referred to above. This opinion is limited to the laws of the State of Delaware and the federal law of the United States of America.

                                        Very truly yours,



                                        /s/ LISA C. BERRY
                                        -------------------------------
                                        Lisa C. Berry
                                        Vice President, General Counsel
                                        and Secretary